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Exhibit 10.25

PLEDGE AGREEMENT

        PLEDGE AGREEMENT, dated as of December 14, 2011, made by ACRC LENDER LLC, a Delaware limited liability company ("Pledgor") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Secured Party").

RECITALS

        WHEREAS, pursuant to that certain Master Repurchase and Securities Contract, dated as of December 14, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the "Repurchase Agreement"), between ACRC Lender W LLC ("Seller") and Secured Party, as buyer thereunder, Seller agreed to sell, transfer and assign to Secured Party certain assets against the transfer of funds by Secured Party, with a simultaneous agreement by Secured Party to transfer to Seller and Seller to repurchase such assets in a repurchase transaction against the transfer of funds by Seller (the "Repurchase Transactions");

        WHEREAS, the Pledgor is the sole, direct owner of Seller and, in such capacity, will derive substantial benefits from Seller's entering into the Repurchase Transactions; and

        WHEREAS, it is a condition precedent to the obligation of Secured Party to enter into the Repurchase Agreement that Pledgor shall have executed and delivered this Pledge Agreement to Secured Party.

        NOW, THEREFORE, in consideration of the premises and to induce Secured Party to enter into the Repurchase Agreement and to induce Secured Party to enter into Repurchase Transactions under the Repurchase Agreement, Pledgor hereby agrees with Secured Party, as follows:

        1.    Defined Terms.

          (a)   Unless otherwise defined herein, terms that are defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

          (b)   The following terms shall have the following meanings:

          "Code":    the Uniform Commercial Code from time to time in effect in the State of New York.

          "Collateral Account":    any securities account entered into pursuant to a control agreement such that Secured Party has "control" of all proceeds and other financial assets credited thereto under Article 8 and Article 9 of the Code, and that satisfies all other requirements of this Pledge Agreement.

          "Limited Liability Company":    any entity identified on Schedule I hereto or in a supplement thereto.

          "Limited Liability Company Agreement":    as to any Limited Liability Company, its certificate of formation and operating agreement or other Governing Documents, as each may be amended, supplemented or otherwise modified from time to time.

          "LLC Interest":    any Limited Liability Company membership interest or economic interest therein.

          "Pledge Agreement":    this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          "Pledged Collateral":    the Pledged LLC Interests and all Proceeds and any other securities, instruments, general intangibles and other amounts or properties attributable thereto.

          "Pledged LLC Interest":    any and all of Pledgor's interests, including units of membership interest, in the Limited Liability Companies as set forth in Schedule I attached hereto, including, without limitation, all its rights to participate in the operation or management of the Limited Liability Companies and all its rights to properties, assets, member interests and distributions (except as otherwise provided herein) under the Limited Liability Company Agreements in respect of such membership interests, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by Seller to Pledgor in respect of the Pledged LLC Interests while this Pledge Agreement is in effect.

          "Proceeds":    all "proceeds" as such term is defined in Section 9-102(a)(64) of the Code which, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged LLC Interests or collections thereon with respect thereto.

          "Secured Obligations":    the Repurchase Obligations.

          "Securities Act":    the Securities Act of 1933, as amended.

          (c)   The words "hereof", "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section, Schedule, Annex and Exhibit references are to this Pledge Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        2.    Pledge; Grant of Security Interest.    As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, Pledgor hereby pledges and grants to Secured Party a security interest in the Pledged Collateral.

        3.    Representations and Warranties.    Pledgor represents and warrants that:

          (a)   the Pledged LLC Interests listed on Schedule I constitute all the issued and outstanding LLC Interests of all classes of Seller;

          (b)   all of the Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable;

          (c)   Pledgor is the record and beneficial owner of, and has title to, the Pledged LLC Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement;

          (d)   upon delivery to Secured Party of the certificates evidencing the Pledged LLC Interests, duly indorsed to Secured Party or in blank, and the filing with the Delaware Secretary of State of a UCC-1 financing statement naming Pledgor, as debtor, and Secured Party, as secured party, and describing the Pledged Collateral, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Pledged Collateral in favor of Secured Party, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Collateral from Pledgor;

          (e)   the Pledged LLC Interests constitute "securities" (within the meaning of Section 8-103(c) of the Code), and are represented by "security certificates" (as defined in Section 8-102(a)(16) of the Code);

          (f)    the legal name of Pledgor is, and at all times has been, the name set forth for it on the signature page hereto;

          (g)   Pledgor is, and at all times has been, a limited liability company organized solely under the laws of the State of Delaware; and

          (h)   no third party has any interest in the Pledged LLC interests;

          (i)    all consents of each member in the Limited Liability Company to the grant of the security interests provided hereby and to the transfer of the Pledged LLC Interests to Secured Party or its designee pursuant to the exercise of any remedies under Section 7 hereof have been obtained and are in full force and effect.

        4.    Covenants.    Pledgor covenants and agrees with Secured Party that, from and after the date of this Pledge Agreement until the Secured Obligations are paid in full:

          (a)   If Pledgor shall, as a result of its ownership of the Pledged Collateral, become entitled to receive or shall receive any membership interest certificate or similar certificate evidencing such interest (including, without limitation, any certificate representing a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution for, as a conversion of, or in exchange for any shares of the Pledged Collateral, or otherwise in respect thereof, Pledgor shall accept the same as Secured Party's agent, hold the same in trust for Secured Party and deliver the same forthwith to Secured Party in the exact form received, duly indorsed by Pledgor to Secured Party, if required, together with an undated transfer power covering such certificate duly executed in blank and with, if Secured Party so requests, signature guaranteed, to be held by Secured Party subject to the terms hereof as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of Seller shall be paid over to Secured Party to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any of Seller or pursuant to the reorganization thereof, (except, and to the extent permitted by, the Repurchase Agreement), the property so distributed shall be delivered to Secured Party and Seller, subject to the terms hereof, as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by Pledgor, Pledgor shall (except, and to the extent permitted by, the Repurchase Agreement),, until such money or property is paid or delivered to Secured Party, hold such money or property in trust for Secured Party segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

          (b)   Without the prior written consent of Secured Party, Pledgor will not (i) vote to enable, or take any other action to permit, Seller to issue any additional equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any equity securities of Seller, or (ii) sell, assign, transfer, exchange or purport to sell, assign, transfer or exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement, (iv) take any action that would cause the Pledged LLC Interests to cease to constitute "securities" (within the meaning of Section 8-103(c) of the Code), or (v) enter into any agreement or undertaking restricting the right or ability of Pledgor or Secured Party to sell, assign or transfer any of the Pledged Collateral.

          (c)   Pledgor shall maintain the security interest created by this Pledge Agreement as a first-priority, perfected security interest and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Secured Party may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to Secured Party, duly endorsed in a manner satisfactory to Secured Party, to be held as Pledged Collateral pursuant to this Pledge Agreement.

          (d)   Pledgor agrees to pay, and to save Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Pledged Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

          (e)   Pledgor will not permit the Pledged LLC Interests to be credited to a "securities account" (within the meaning of Section 8-501(a) of the Code) other than to a securities account for which Secured Party is the sole entitlement holder.

          (f)    Pledgor will not, unless it shall give written notice to such effect to Secured Party not more than 30 days thereafter, and shall have made any filing under the Uniform Commercial Code in effect in any affected jurisdiction as Secured Party may reasonably request to maintain the perfected security interest granted pursuant to this Pledge Agreement, (i) reorganize under the laws of another jurisdiction, or (ii) change its name, identity or structure to such an extent that any financing statement filed by Secured Party with respect to Pledgor in connection with this Pledge Agreement could become misleading.

        5.    Cash Dividends; Voting Rights.    Unless an Event of Default shall have occurred and be continuing and Secured Party shall have given notice to Pledgor of Secured Party's intent to exercise its corresponding rights pursuant to Section 6 below, Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of Seller and consistent with past practice, to the extent permitted in the Repurchase Agreement, in respect of the Pledged Collateral and to exercise all voting and member rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast or member right exercised or other action taken that would impair the Pledged Collateral or that would be inconsistent with or result in any violation of any provision of the Repurchase Agreement, this Pledge Agreement or the other Repurchase Documents.

        6.    Rights of Secured Party.

          (a)   All Proceeds of any kind that constitute financial assets as defined in Section 8-102(a) of the Code and that are received by Secured Party hereunder shall be held in a Collateral Account.

          (b)   If an Event of Default shall occur and be continuing and Secured Party shall give notice to Pledgor of Secured Party's intent to exercise such rights: (i) Secured Party shall have the right to receive any and all dividends or other distributions paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations in the order contemplated by the Repurchase Agreement, and (ii) at the request of Secured Party, all Pledged LLC Interests not theretofore registered in the name of Secured Party or its nominee shall be so registered, and Secured Party or its nominee may thereafter exercise (A) all ownership rights, powers and privileges with respect to the Pledged LLC Interests to the same extent as a member under the applicable Limited Liability Company Agreement and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or company structure of Seller, or upon the exercise by Secured Party of any right, privilege or option pertaining to such shares or interests of the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Secured Party shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c)   The rights of Secured Party hereunder shall not be conditioned or contingent upon the pursuit by Secured Party of any right or remedy against Pledgor or against any other Person that may be or become liable in respect of all or any part of the Secured Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Secured Party shall not be liable for any failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.

        7.    Remedies.

          (a)   If an Event of Default shall occur and be continuing and Secured Party shall give notice of its intent to exercise such rights to Pledgor, at any time at Secured Party's election, Secured Party may apply all or any part of the Proceeds held in any Collateral Account in payment of the Secured Obligations in the order contemplated by the Repurchase Agreement.

          (b)   If an Event of Default shall occur and be continuing, Secured Party may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor, Seller or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need Secured Party account for the surplus, if any, to Pledgor in order contemplated by the Repurchase Agreement. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Pledged Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

        8.    Private Sales.    Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all the Pledged LLC Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such good faith private sale may result in prices and other terms less favorable to Secured Party than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall give to Guarantor no less than ten (10) Business Days notice in advance of such a sale. Secured Party shall be under no obligation to delay a sale of any of the Pledged LLC Interests for the period of time necessary to permit Seller to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Seller would agree to do so.

        9.    Irrevocable Authorization and Instruction to Seller.    Pledgor hereby authorizes and instructs Seller to comply with any instruction with respect to the Pledged Collateral received by it from Secured Party in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Seller shall be fully protected in so complying.

        10.    Secured Party's Appointment as Attorney-in-Fact.

          (a)   Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in Secured Party's own name, from time to time in Secured Party's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to perfect or maintain the security interest granted by this Pledge Agreement and, upon the occurrence and during the continuance of an Event of Default under the Repurchase Agreement necessary or reasonably desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

          (b)   Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 10(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interest created hereby is released.

        11.    Limitation on Duties Regarding Pledged Collateral.    Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar securities and property for its own account, except that Secured Party shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Secured Party or any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.

        12.    Authorization of Financing Statements.    Pledgor hereby authorizes Secured Party to file financing statements with respect to the Pledged Collateral in such form and in such filing offices as Secured Party reasonably determines appropriate to perfect the security interests of Secured Party under this Pledge Agreement.

        13.    Powers Coupled with an Interest.    All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

        14.    Notices.    Notices, requests and demands to or upon Secured Party or Pledgor hereunder shall be effected in the manner set forth in Section 18.12 of the Repurchase Agreement.

        15.    Conflicts.    In the event any conflict between the terms of this Agreement and the terms of the Repurchase Agreement with respect to the same subject matter, the terms of the Repurchase Agreement shall govern, control and supersede the terms hereof.

        16.    Severability.    Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        17.    Paragraph Headings.    The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        18.    No Waiver; Cumulative Remedies.    Secured Party shall not by any act (except by a written instrument pursuant to Section 18 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

        19.    Waivers and Amendments; Successors and Assigns; Governing Law.    None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and Secured Party, provided that any provision of this Pledge Agreement may be waived by Secured Party in a letter or agreement executed by Secured Party or by telex or facsimile transmission from Secured Party. This Pledge Agreement shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of Secured Party and its respective successors and assigns. THIS PLEDGE AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS PLEDGE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

ACRC LENDER LLC
By:	/s/ Timothy B. Smith
	Name: Title:	Timothy B. Smith Vice President

[Signature Page to the Pledge Agreement]

 ACKNOWLEDGMENT AND CONSENT

        The undersigned Seller referred to in the foregoing Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to Seller. The undersigned agrees to notify Secured Party promptly in writing of the occurrence of any of the events described in Section 4(a) of this Pledge Agreement.

ACRC LENDER W LLC
By:	/s/ Timothy B. Smith
	Name: Title:	Timothy B. Smith Vice President

[Acknowledgment and Consent to the Pledge Agreement]

 SCHEDULE I to
Pledge Agreement

DESCRIPTION OF PLEDGED LLC INTERESTS

Name of Entity	Class of LLC Interest	Certificate Number	Percentage Interest
ACRC Lender W LLC	Limited Liability Company Interest	001	100%

Schedule I-1

QuickLinks

  Exhibit 10.25
PLEDGE AGREEMENT
RECITALS
ACKNOWLEDGMENT AND CONSENT
SCHEDULE I to Pledge Agreement
DESCRIPTION OF PLEDGED LLC INTERESTS